UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 10, 2014

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the proposed acquisition of RelateIQ, Inc., a Delaware corporation (“RelateIQ”), described in Item 8.01 below, salesforce.com, inc., a Delaware corporation (the “Company”), adopted the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), effective July 10, 2014. Upon the effectiveness of the 2014 Inducement Plan, the Company’s 2006 Inducement Equity Incentive Plan, as amended (the “2006 Inducement Plan”), was terminated. Termination of the 2006 Inducement Plan did not affect outstanding awards previously issued thereunder.

The 2014 Inducement Plan reserves 335,000 shares of Company common stock solely for the granting of inducement stock options and other equity awards to new employees, including employees of acquired companies. In addition, any shares available for issuance under the 2006 Inducement Plan as of July 9, 2014, and any shares subject to outstanding awards under the 2006 Inducement Plan that expire, or are otherwise forfeited to or repurchased by the Company following that date, will become available for future grant under the 2014 Inducement Plan, provided that the maximum number of shares that may become available for issuance under the 2014 Inducement Plan that were previously authorized for issuance under the 2006 Inducement Plan may not exceed 2,750,000.

The 2014 Inducement Plan was approved by the Company’s Board of Directors and was adopted without stockholder approval in reliance on the “employment inducement exemption” provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

The foregoing description of the 2014 Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Inducement Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities

See the disclosure under Item 8.01 of this Current Report on Form 8-K. In connection with the proposed acquisition of RelateIQ described in Item 8.01 below, the Company has agreed to issue shares of the Company’s common stock to RelateIQ stockholders in accordance with the terms and subject to the conditions set forth in the Merger Agreement (as defined below). This issuance of shares will be made in reliance on one or more of the following exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”): Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act.

Item 8.01. Other Events

On July 10, 2014, the Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) to acquire RelateIQ. RelateIQ provides a relationship intelligence platform that uses data science and machine learning to automatically capture data from email, calendars and smartphone calls and provide data-science-driven insights in real time. Following the acquisition, RelateIQ will be a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, upon consummation of the acquisition, (i) all outstanding shares of RelateIQ capital stock will be cancelled and converted into shares of the Company’s common stock with an aggregate value equal to $350 million, plus the amount of RelateIQ’s cash balance on August 1, 2014 (which is currently anticipated to be approximately $40 million), subject to customary adjustments, and (ii) unvested stock options and other equity awards of RelateIQ will be assumed by the Company. Under the terms of the Merger Agreement, the aggregate number of shares of the Company’s common stock to be issued in exchange for RelateIQ capital stock will be determined based on the volume-weighted average closing price of the Company’s common stock during the ten trading days ending on the second trading day before the closing of the acquisition (the “Company Trading Price”), provided that, for purposes of determining the aggregate number of shares of Company common stock to be issued under the Merger Agreement in exchange for RelateIQ capital stock, the Company Trading Price will not be more than 110% or less than 90% of the volume-weighted average closing price of the Company’s common stock during the ten trading days ending on the second trading day before the signing of the Merger Agreement. As a result, if the acquisition is consummated, the Company expects to issue between approximately 6.2 million and 7.6 million shares of Company common stock in exchange for the outstanding shares of RelateIQ capital stock.

The Merger Agreement contains customary representations, warranties and covenants by the Company and RelateIQ. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of the RelateIQ security holders. The closing of the acquisition is subject to customary closing conditions, including regulatory approvals. The acquisition is anticipated to close in the Company’s third fiscal quarter ending October 31, 2014. The transaction is not expected to have an impact on the Company’s guidance for revenue, non-GAAP EPS or operating cash flow for fiscal 2015, as described in the Company’s guidance previously disclosed on May 20, 2014. The Company will provide GAAP EPS guidance for fiscal 2015 that takes into account the transaction after it has closed and the purchase accounting has been completed.

        “Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K contains forward-looking statements, including statements related to potential acquisitions and financial results. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include — but are not limited to — risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s service or the Company’s Web hosting; breaches of the Company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the Company’s business model; the Company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the Company’s service; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships; the emerging markets in which the Company operates; unique aspects of entering or expanding in international markets, the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the Company’s effective tax rate; factors affecting the Company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the Company’s financial and other results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, including the Company’s most recent Form 10-K. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at www.salesforce.com/investor. Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2014 Inducement Equity Incentive Plan and Related Forms of Equity Award Agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014	salesforce.com, inc.

	By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2014 Inducement Equity Incentive Plan and Related Forms of Equity Award Agreements